Exhibit 10.23
December 7, 2009

Dr. J. Taylor Wharton
1332 Milford Street
Houston, Texas  77006

Dear Dr. Wharton:

The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement dated January 11, 2008 (the “Agreement”).

Your contract will automatically renew for an additional one-year period beginning January 1, 2010 and ending December 31, 2010.  All other terms and conditions of the Agreement shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this letter and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson
Richard C. Adkerson
Chairman of the Board
FM Services Company

AGREED TO AND ACCEPTED

BY:         /s/ J. Taylor Wharton                                                                 12/22/09
Dr. J. Taylor Wharton                                                                Date